SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 11, 2004

                             ARTWORK & BEYOND, INC.

               (Exact name of issuer as specified in its charter)

                                    COLORADO
                 (State or other jurisdiction of incorporation)

                   011-15499                    82-0379959
           (Commission File Number) (IRS Employer Identification No.)

             19th Floor, 712 Fifth Avenue, New York, NY, 10019-4108
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (646) 723-8962

                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

As of November 11, 2004, the Registrant has appointed new auditors. Registrant terminated Abrams and Company, P.C. (Registrant's former independent auditors). This decision to terminate the relationship was the result of the change in control of the Registrant following the Registrants acquisition of Advance Nanotech, Inc.

Registrant provided Abrams and Company, P.C. with a copy of the disclosures it is making herein prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission ("SEC") and requested that Abrams and Company, P.C. furnish the Registrant a letter addressed to the SEC stating whether Abrams and Company, P.C. agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not. Since they are no longer in business we may not receive a reply. The decision to change auditors was approved by the Board of Directors. There were no disagreements with the former accountant on any matter of accounting principles or practices since their appointment.

Simultaneously with the termination of its relationship with Abrams and Company, P.C., Registrant retained Cacciamatta Accountancy Corporation ("Cacciamatta") as the Registrant's independent auditors. Cacciamatta's address is 2600 Michelson, Suite 490, Irvine, CA 92612. The Registrant's Board of Directors approved the appointment of Cacciamatta as the Registrant's independent accountants on November 8, 2004.

During the most recent fiscal year and subsequent interim period, Registrant has not consulted with Cacciamatta regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, or (ii) any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

16.1.Registrants letter to Accountants dated November 11, 2004


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ARTWORK & BEYOND, INC.,
                       A Colorado corporation (Registrant)


DATE: November 17, 2004                      BY: /S/ MAGNUS GITTINS
                                             --------------------------------
                                             MAGNUS GITTINS, CHIEF
                                             EXECUTIVE OFFICER


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                                  Exhibit Index
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16.2   Registrants letter to Accountants dated November 11, 2004